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                                                               [LOGO OF MetLife]

                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                       CERTIFICATE OF CORPORATE SECRETARY

I, Jacob M. Jenkelowitz, Corporate Secretary of MetLife Insurance Company of Connecticut, a corporation organized and existing under the laws of the State of Connecticut (the "Company"), do hereby certify that the following is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company on September 17, 2014, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

ACCEPTANCE OF THE INTACT TRANSFER OF THE SEPARATE ACCOUNTS
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    RESOLVED, FURTHER, that at the effective time of the MLI-MO Merger and the
    MLI-USA Merger (the "Mergers"), the Company shall and hereby agrees to accept the intact transfer to it of each of MetLife Investors USA Separate Account A, the MetLife Investors USA Variable Life Account A, MetLife Investors Variable Annuity Account One and the MetLife Investors Variable Life Account One (each a "Separate Account" and collectively the "Separate Accounts") and, in that connection, to succeed as depositor of each Separate Account and as owner of the assets of each Separate Account, which will be maintained intact and not combined with the assets of any other separate account of the Company or any other entity in connection with the Mergers;

    RESOLVED, FURTHER, that the officers of the Company, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions, and execute any and all documents, as may be necessary to maintain the lawful operations of each Separate Account under all applicable federal and state laws, rules and regulations;

    RESOLVED, FURTHER, that premiums paid pursuant to the variable life insurance and variable annuity contracts funded by the Separate Accounts shall be allocated to the various Separate Accounts and the sub-accounts thereof in accordance with the terms of such contracts for the purpose of providing benefits under the contracts;

    RESOLVED, FURTHER, that income, gains and losses, realized and unrealized, relating to each Separate Account and each sub-account shall be credited or charged to that Separate Account or sub-account without regard to the other gains or losses of the Company;

    RESOLVED, FURTHER, that each Separate Account shall not be chargeable with liabilities arising out of any other business of the Company and shall be held solely for the benefit of contract owners with variable life insurance or variable annuity contracts funded in that Separate Account to the extent provided in such contracts;

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    RESOLVED, FURTHER, that each Separate Account shall be invested in a manner determined by the Company from time to time and in accordance with any restrictions contained in the variable life insurance or variable annuity contract funded in that Separate Account;

    RESOLVED, FURTHER, that the officers of the Company be, and they hereby are, authorized and directed to perform all such acts, including, without limitation, the preparation and filing with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and, to the extent appropriate, with the provisions of the Investment Company Act of 1940, registration statements on behalf of the Company and the Separate Accounts, the appointment of one or more agents for service of process for the Company to receive notices and communications from the Commission, and to do all such things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions and to enable the Company to maintain the Separate Accounts; and

    RESOLVED, FURTHER, that the officers of the Company, acting on behalf of the Separate Accounts, be and they hereby are, authorized and directed to prepare, execute and file with regulatory authorities such other filings, agreements, notices, reports, applications, documents or requests for interpretive or no-action letters and such relief as may be required under the federal securities laws or state laws; and

    RESOLVED, FURTHER, that the officers of the Company be, and they hereby are, authorized and directed, as they may deem appropriate in accordance with the applicable laws and regulations, to establish further sub-accounts or to remove, consolidate or otherwise modify such sub-accounts, within the Separate Accounts as they determine to be appropriate.

    In witness whereof, I have hereunto set my hand by and on behalf of the Company as of the 22nd day of September 2014.

                                      By:    /s/ Jacob M. Jenkelowitz
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                                      Name:  Jacob M. Jenkelowitz
                                      Title: Corporate Secretary


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